UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2002

                DaVita Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4034	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 792-2600

Item 5.    Other Events.

Upon approval by the Board of Directors of the Registrant, on November 14, 2002, the Registrant adopted a Rights Agreement. Attached as Exhibit 99.1 is the press release dated November 15, 2002 issued by the Registrant in connection with the Registrant’s adoption of the Rights Agreement. A copy of the Rights Agreement is attached hereto as Exhibit 4.1.

Item 7.    Financial Statements, Pro Forma Financial Statements and Exhibits.

(c)  Exhibits

Exhibit Number	Description

4.1	Rights Agreement, dated as of November 14, 2002, between the Registrant and The Bank of New York, as rights agent.

99.1	Press Release, dated November 15, 2002, announcing the adoption of the Rights Agreement by the Board of Directors of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: November 18, 2002	/s/ STEVEN J. UDICIOUS
Steven J. Udicious Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Rights Agreement, dated as of November 14, 2002, between the Registrant and The Bank of New York, as rights agent.

99.1	Press Release, dated November 15, 2002, announcing the adoption of the Rights Agreement by the Board of Directors of the Registrant.